Tidal ETF Trust 485BPOS

Exhibit (d)(iii)(5)

FIFTH AMENDMENT TO THE TIDAL ETF TRUST

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

THIS FIFTH AMENDMENT dated as of December 16, 2024, to the Investment Advisory Agreement, dated as of November 14, 2019, as amended (the “Agreement”), is entered into by and between TIDAL ETF TRUST (the “Trust”), on behalf of the series of the Trust as indicated on Amended Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TIDAL INVESTMENTS LLC (formerly, Toroso Investments, LLC) (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Amended Schedule A to the Agreement to reduce the advisory fees for the Funds as follows:
•	SP Funds Dow Jones Global Sukuk ETF (the “Sukuk ETF”) from 0.55% to 0.50% and
•	SP Funds S&P Global REIT Sharia ETF (the “Global REIT ETF”) from 0.55% to 0.50%, as set forth on Amended Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Amended Schedule A to the Agreement by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with the Amended Schedule A attached hereto, for the purpose of reducing the advisory fee of the Sukuk ETF from 0.55% to 0.50%, and the Global REIT ETF from 0.55% to 0.50%, to be effective on December 16, 2024.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended Schedule A

By:	/s/ Eric Falkeis	By:	/s/ Dan Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief of Staff

Amended Schedule A
to the

TIDAL ETF TRUST INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

Fund Name	Advisory Fee	Fund Commencement Date
SP Funds Dow Jones Global Sukuk ETF	0.50%*	12/27/2019
SP Funds S&P 500 Sharia Industry Exclusions ETF	0.45%	12/17/2019
SP Funds S&P Global REIT Sharia ETF	0.50%**	12/29/2020

* The advisory fee for the SP Funds Dow Jones Global Sukuk ETF was reduced from 0.55% to 0.50% effective on December 16, 2024.

** The advisory fee for the SP Funds S&P Global REIT Sharia ETF was reduced from 0.55% to 0.50% effective on December 16, 2024.